AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON FEBRUARY 8, 2008

REGISTRATION NO. 333-148719

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDZED INC.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	7372	26-0641585
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code	IRS Employee Identification No

c/o   Daniel R. MacLean
7900 East Union Avenue Suite 1100
Denver Colorado 80237
(303) 217-4556

(Address and telephone number of Registrant's principal executive offices)

c/o   Daniel R. MacLean
7900 East Union Avenue, Suite 1100
Denver Colorado 80237
(303) 217-4556

(Address of principal place of business or intended principal place of business)

Business Filings Incorporated
6100 Neil Road, Suite 500
Reno Nevada, 89511
(800) 981-7183

(Name, address, and telephone number of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Phone:   (516) 887-8200
Fax:       (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

CALCULATION OF REGISTRATION FEE
Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered	Security(1)	Price	Fee(2)

Shares of common stock,
$.0001 par value	1,000,000	$.04	$40,000	$$1.23
Total	1,000,000	$.04	$40,000	$$1.23

(1) There is no current market for the securities. Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) to the Securities Act of 1933, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.04 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated ______, 2008

prospectus

MEDZED INC.
_________

up to a maximum of 1,000,000 shares of common stock at $0.04 per share
_________

We are offering for sale up to a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.04 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.04 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $40,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our sole director and our officers. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
RISKS RELATING TO OUR COMPANY	5
RISKS RELATING TO OUR COMMON STOCK	7
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
PLAN OF DISTRIBUTION	11
DESCRIPTION OF SECURITIES	14
INTEREST OF NAMED EXPERTS AND COUNSEL	14
BUSINESS DESCRIPTION	15
COMPETITION	19
MARKETING AND SALES	19
EMPLOYEES	20
TRANSFER AGENT	20
DESCRIPTION OF PROPERTY	20
LEGAL PROCEEDINGS	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS	22
OFF-BALANCE SHEET ARRANGEMENTS	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
DIRECTORS AND EXECUTIVE OFFICERS	24
DIRECTOR INDEPENDENCE	24
AUDIT COMMITTEE AND EXPERT	25
CODE OF ETHICS	25
POTENTIAL CONFLICTS OF INTEREST	25
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.	26
LEGAL MATTERS	26
EXPERTS	26
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
AVAILABLE INFORMATION	27

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Corporate Background

Medzed Inc. was incorporated on August 3, 2007 under the laws of the State of Nevada. We have not generated any revenue to date and are a development stage company. We were established for the purpose of becoming a third party reseller of Medical Officer Business Solutions. The Company intends to market and resell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software and related services on behalf of the manufacturers of these products.

Our principal offices are located at 7900 East Union Avenue Suite 1100, Denver, CO 80237. Our telephone number is 303-217-4556. We do not currently have a functioning website.

The Offering

Shares being offered	Up to 1,000,000 shares of common stock.

Offering price	$0.04 per share.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 1,000,000 shares of common stock being offered or 180 business days after the effective date of the registration statement.  We may extend the offering for up to 90 days following the 180 day offering period.

Number of shares outstanding before the offering	1,500,000

Number of shares outstanding after the offering if all the shares are sold	2,500,000

Our sole director and chief executive officer currently hold 100% of our shares, and, as a result, will exercise control over our direction. After the offering, sole director and chief executive officer will hold approximately 60% if we are successful at selling all the shares offered.

Market for the common shares
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with FINRA to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds
If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be $40,000. We intend to use these proceeds towards expenses related to this offering, the development of a marketing plan, ongoing professional fees and operating expenses.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Summary Financial Data

This table summarizes our operating data and balance sheet data as of the period indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

For the period August 3, 2007 (inception) through December 31, 2007
Statement of Operations Data
Operating expenses	$18,321
Net operating loss	(18,321)

Other income (expenses)	-
Net loss	(18,321)

Net loss per common share:
Basic and diluted	$(0.01)

Weighted average number of
Common shares outstanding:	1,500,000
Basic and diluted

Balance Sheet Data

Working Capital (deficit)	$2,779
Total assets	$2,779
Total liabilities	$6,100
Stockholders’ Equity (deficit)	$3,321

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to our Company

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on August 3, 2007, for the purpose of becoming a third party reseller of Medical Officer Business Solutions. We will market and distribute Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software on behalf of the manufacturers of these products to medical offices, as well as provide consulting services that fit such products with the needs of each client’s medical office. We will also provide installation, training as well as ongoing support to each of our customer. Our operations to date have been focused on organizational, start-up, and fund-raising activities. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect to incur operating losses in the future because we have no revenue.

We incurred net losses of $18,321 for the period from August 3, 2007 (inception) to December 31, 2007. Management believes that the gross proceeds of $40,000 generated from this offering will be sufficient to continue our planned activities for no more than three months after the offering. We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have incurred a net loss of $18,321 for the period from August 3, 2007 (inception) to December 31, 2007. Management believes that the funds we currently have on hand will be sufficient to continue our planned activities for no more than three months after the offering. We anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 3, 2007 (inception) to December 31, 2007.   Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues.  If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

As a third party reseller, we will depend on others to provide the products we intend to distribute, which may place us at a competitive disadvantage and reduce profitability.

We intend on becoming a third party reseller of Medical Office Business solutions and will market and distribute EMR software, PPM software and billing software on behalf of manufacturers of such products. According, we expect that software products we intend to sell will be supplied by manufacturers of such products. To date, we have not entered into any agreements with such manufacturers. If we develop such relationships with these manufacturers, any change in those relationships, shortages, production delays, or work stoppages by the employees of such manufacturers could have a material adverse effect on our ability to timely provide our products and secure sales. It is possible that notwithstanding the relationship between our potential suppliers and our Company, such suppliers may not be able to fulfill their obligations to us. Delays or technical problems with the product may cause our customers to cease reliance the products we intend to provide. If we cannot obtain an adequate supply of products, this could potential result in a loss of sales and earnings.

We may not be able to compete with current and potential resellers of PPM and EMR software, some of whom have greater resources and experience than we do.

The medical business office solution’s market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with our existing competitors or with any new competitors which may enter into our intended business.  We compete with many resellers of medical business solutions which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to develop clients for our services.

  Factors that we believe could materially affect market acceptance of these products include:

•	the efficacy of the products as compared to competitive products;
•	the relative convenience and ease of administration as compared to competitive products;
•	the strength of marketing distribution support; and
•	the cost-effectiveness of the products.

Since our executive officers work or consult for other companies, their activities could slow down our operations.

Our executive officers, one of whom serves as our sole director, are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our sole director and chief executive officer owns 100% of the outstanding shares of our common stock, and will be able to influence control of the Company and decision-making by management of the company.

Our sole director and chief executive officer, Daniel R. MacLean, presently own 100% of our outstanding common stock. If all of the 1,000,000 shares of our common stock being offered hereby are sold, the shares held by him will constitute 60% of our outstanding common stock. The future prospect of sales of significant amounts of shares held by our sole director and chief executive officer could affect the market price of our common stock if the marketplace does not adjust in an orderly fashion to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we do not have an audit or compensation committee, shareholders will have to rely on our sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our director. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our intended product and service offerings. In such case, it is unlikely that we will be able to make future sales and service engagements. If we are unable to make future sale and service engagements, investors are likely to lose their entire investment.

As a reseller of medical business solutions, we will depend to a large extent on referrals and new engagements from future clients as we will attempt to establish a reputation for high-caliber reseller of medical business services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

Risks Relating to our Common Stock

We may, in the future, issue additional shares of our common stock which would reduce investors’ percent of ownership and may dilute our share value. We do not need shareholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, 1,500,000 shares of which are issued and outstanding. If the maximum offering is successfully completed, there will be 2,500,000 shares issued and outstanding.  Accordingly, we can issue up to an additional 47,500,000. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $0.04 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately$17,500 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received (1)

	70%	100%
Shares Sold	700,000	1,000,000
Gross Proceeds	$28,000	$40,000
Less Offering expenses	$(17,500)	$(17,500)
Net Offering Proceeds	$10,500	$22,500

(1)  The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

The Use of proceeds set forth below in this illustrative example sets forth how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

Use of Net Proceeds:

	Sale of 1,000,000 Shares	Sale of 700,000 Shares
Net Proceeds	$22,500	$10,500

The net proceeds will be used as follows:

Marketing:	$5,000	$2,000

Working Capital:	$17,500	$8,500

Totals:	$22,500	$10,500

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our sole director and officers will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.04 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value deficit as of December 31, 2007 was ($3,321) or less than $0.01 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 1,000,000 shares of common stock for $0.04, which represents net proceeds after deducting estimated offering expenses of 17,500.  This represents an immediate increase of $0.015 per share to existing stockholders and an immediate and substantial dilution of $0.032 per share, or approximately 79%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as offEBRUARY 7, 2008, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the shares offered in the Offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Shareholder	1,500,000	60%	$15,000
New Investors	1,000,000	40%	$40,000
Total	2,500,000	100%	$55,000

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.04 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.04 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $.04 per share was arbitrarily decided upon by our management and is not based upon established criteria of value such as earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and , (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no marker for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through our sole director and officers. Our sole director and officers will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole director and executive officers are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Our sole director and executive officers have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "MEDZED INC."

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 50,000,000 shares of our Common Stock, of which, as of February 7, 2008, 1,500,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Our Preferred Stock

 We are not authorized to issue shares of preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS DESCRIPTION

Medzed Inc. is a development stage company which was formed on August 3, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering.

We are focused on becoming a third party reseller of Medical Office Business Solutions. We intend to market and sell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software and services on behalf of the manufacturers of these products.

Our customer base will primarily consist of physicians and healthcare providers. We intend to become a one stop consulting firm that outfits our customers with software and hardware (ie. wireless technology) solution and provide them with value added services such as installation, training, and ongoing support. While the market for EMR and PPM software is still in its infancy stage it is ripe to develop in the next 18 months due to changes proposed in Congress and the need to control costs at the clinic level.

Decreases in physician compensation and the consolidation of health insurance companies in the U.S. represent a need for physicians to control costs and maintain profits.

The complexity of the United States health care system is due to the many provider networks and insurance companies.

The billing and collection procedure is time consuming and resource heavy.  Many physicians opt to outsource the collection process at a cost ranging from three to twelve percent of collected fees based on the cost of each physician service rendered.

Medzed intends to work with Physician Practice Management and Electronic Medical Record software manufactures, whose sales force generally make the initial contact with potential customers and determine whether the potential customer has an interest in switching from paper medical records to Electronic Medical Records. Medzed will thereafter work with the customers and design specific hardware and software solutions for the individual office that encompasses all aspect of managing an outpatient medical office or clinic. Medzed will provide value added services such as installation, training, local presence and ongoing support. We will assist in ensuring that medical offices operate more efficiently.  We will also assist in orchestrating the billing and collection process and in a more cost effective manner by turning collected residual income of 2-3% of physician’s bills per month.

The cornerstone of our business model relies upon quality services and support. By high quality customer service, we hope to become a leading reseller of medical office business solution.

Our Products and Services

Physician Practice Management Software

Physician Practice Management (PPM) software is software that deals with the day-to-day operations of a medical practice. The software allows users to capture patient demographics, schedule appointments, maintain lists of insurance payers, perform billing tasks, and generate reports.

In the United States, most PPM software is designed for small to medium-sized medical offices. Some of the software is designed for or used by third-party medical billing companies. PPM software is often divided amongst desktop-only software, client-server software, or Internet-based software. The desktop variety is intended to be used only on one computer by one or a handful of users sharing access. Client-server software typically necessitates that the medical practice acquire or lease server equipment and operate the server software on that hardware, while individual user’s workstations contain client software that accesses the server.

Client-server software's advantage is in allowing multiple users to share the data and the workload; a major disadvantage is the cost of running the server. Internet-based software is a relatively newer breed of PPM software. Such software decreases the need for the practice to run their own server and worry about security and reliability. However, such software removes patient data from the practice's premises, which can be seen as a security risk of its own.

PPM software is often connected to electronic medical record (EMR) systems. While some information in a PPM software and an EMR software overlaps, for example, patient and provider data, in general the EMR system is used for the assisting the practice with clinical matters, while PPM software is used for administrative and financial matters.

Electronic Medical Records Software

Electronic medical records (EMR) software provides a digital medical record of a patient.  The software consolidates patients’ personal and administrative information, health history, prescriptions, treatments, and conditions.

Installation services: Under the Medzed business model, we will provide installation services to our customers which will provide value-added solution that we hope will establish our company as a trusted and valuable resource to physicians and healthcare providers.

Training: We intend to develop extensive training programs for our customers in conjunction with the PPM and EMR vendors.  Our training programs will be designed so that participating Physician Practices get the highest utilization and therefore most value from the software products installed in their offices.

Ongoing Support:  In conjunction with the software vendors, we will provide follow up training at one month, three months and six months, post purchase.  Any questions about the software will be answered by the vendor’s customer service representatives.

Local Presence: We will combine our sales activities with the vendor’s sales force.  The vendor sales representative will usually be the first point of contact with the physician office and we will do the follow up, product demo and hardware/software installation.

If we are able to demonstrate a strong commitment to quality customer service, we hope to be able to secure long-term relationships with our customers, which will result in a high customer retention rate and long-term customer loyalty.

Industry Overview

Healthcare Industry

Medzed’s business model relies heavily upon the state of the healthcare industry since our products and services will be utilized to ease the administrative burden of the delivery of healthcare. There are over 600,000 physicians practicing in the United States, the majority of which are potential candidates for our products and services. Total healthcare expenditures in the United States have grown to $2 trillion, 16% of GDP, in 2005. Moreover, this trend is expected to continue for the foreseeable future, encompassing $4 trillion, or 20% of GDP, by 2016.

The solutions that our company intends to provide are geared to help control these costs as they continue to escalate. Healthcare providers are continually burdened with governmental regulation from state and federal authorities, while also administrative constraints especially in reimbursements from payers for services provided to their patients. The burden of increased regulation, such as the Health Insurance Portability and Accountability Act of 1996, and other increased requirements that create additional paperwork, further constrain physicians’ time and profitability. The PPM software which the Company intends to sell is designed to help healthcare providers to capture patient demographics, schedule appointments, maintain lists of insurance payers, perform billing tasks, and generate reports, while reducing costs at the same time. The EMR software provides a digital medical record of a patient.  The software consolidates patients’ personal and administrative information, health history, prescriptions, treatments, and conditions. It is designed to help reduce the cost of delivering health care services and increase customer care. For these reasons, we attempt to follow the trends in healthcare in order to ensure that our long-term growth is closely aligned with the needs of the healthcare industry.

EMR and PPM Market Overview

The physician-based EMR market continues to grow at a significant pace, attracting investors, new participants, and adopters. Though the market mostly contains early-adopters, physicians continue to obtain and seek further information that espouses the benefits of an EMR and emphasizes its importance in the role of care delivery.

Decreased compensation from insurers, medical errors, and lack of access to patient information are all motivators for this technology.  The need to increase profits and decrease administrative costs is justification for investment in EMR software.

The market needs several more years to reach saturation and therefore will witness strong growth in the core EMR product and eventual add-on modules for the next few years.  Current data shows that less than 10% of American hospitals have implemented health information technology, while a mere 12 - 16% of primary care physicians use Electronic Health Records. The vast majority of health care transactions still take place on paper in the U.S., a system that has remained relatively unchanged since the 1950’s.

The evolution in healthcare mainly leans toward connectivity across the healthcare continuum. The focus is on breaking down walls and freeing the exchange of data across providers, payers, and patients. Though slow to materialize completely, this trend is not lost on physicians and staff, who tend not to be bold adopters of technology, but increasingly seek avenues to increase revenue and workflow practices.

Interoperability is a major concern in the development of EMR systems.  Interoperability allows different information technology systems and software applications to communicate, exchange data accurately, effectively, and consistently, and to use the information that has been exchanged.

In the U.S., the development of standards for EMR interoperability is at the forefront of the national health care agenda. In 2004, President George W. Bush created the Office of the National Coordinator for Health Information Technology (ONC) in order to address interoperability and establish a National Health Information Network.  The President’s goal is to have an Electronic Health Record for every American by 2014.

Practice groups are frequently interacting with hospitals and other large and small providers and ancillary organizations that require interfaced capabilities. This market is witnessing large scale growth from most vendors, including a few with more than 50% revenue growth.  In the next few years, U.S. hospitals, health systems and group practices have earmarked billions of dollars for the purchase of technologies that will help them improve efficiency and reduce costs.  By extracting detailed data, effectively managing the medication process, and reducing staffing needs due to the decrease in transcription needs, an EMR-PPMS solution is believed to improve the cost structure of a practice.

EMR has demonstrated that it can make healthcare workflow more efficient and reduce costs while at the same time improving the quality of patient care. Given these indisputable benefits, the $1.2 Billion market for EMR is expected to grow nearly 400% in the next eight years, according to industry experts and analysts such as Pricewaterhouse Coopers. As health systems develop and the federal government continues to push for the construction of a national health information network, the integration of billing and claims with EMR’s as well as other modules is expected to become essential.

Competition

There are many providers of EMR and PPMS software.  The market for EMR and PPM software is still in its infancy stage it is ripe to develop in the next 18 months due to changes proposed in Congress and the need to control costs at the clinic level. Such proposed changes will result in significant growth within the EMR and PPM software industry.

Billing and claims management systems emerged out of the growing need for healthcare providers to find solutions that could help them manage rising costs of healthcare as well as increase their overall administrative efficiency. The range of solutions developed by management information technology vendors to address these needs helped physician offices ambulatory clinics, and hospitals become more fully automated and integrated into virtually every aspect of the healthcare system.

However, recent trends reveal that healthcare providers’ focus is moving away from such systems and toward integrated EMR solutions which they believe form the crux of the management information technology value chain. This is causing drastic changes within the billing and claims management information technology markets and these systems are increasingly being considered an offshoot of EMR solutions. The primary driver of this shift is the comprehensive nature of EMRs, which consolidates patients’ personal and administrative information, health history, prescriptions, treatments, and conditions.

From a management information technology vendor's perspective this shift is critical because it significantly affects product positioning and development as well as industry partnerships and merger and acquisition strategies. While almost all vendors sell stand-alone modules, a variety of systems are usually bundled and sold as a product suite or a comprehensive solution. This is especially true of billing and claims modules, which are typically incorporated into a total business solution or office management product that handles a range of administrative tasks from scheduling to revenue analysis.  Competition in the markets is likely to remain intense but is expected to increasingly center on integrated rather than stand-alone management information technology solutions.

Software providers are continuously looking for third party resellers to add value to their products and increase their market share.  Medzed is in a unique position as it is not bound by one supplier; it will act as a one stop shop consulting company that will fit the individual software with the needs of the individual physician’s medical office and provide training as well as ongoing support.

Marketing and Sales

Target Market
The target market for EMR and PPMS software is physicians’ offices, clinics and ambulatory clinic space.  Initially the Company will focus on physicians’ offices within Denver, Colorado.

The Sales Process
The sales processes, in most cases, will piggy back off vendors.  The vendors have sales people who make cold calls to potential customers and once the potential customer express an interest in switching from paper medical records to Electronic Medical Records, Medzed will then consult with the medical office to determine what is required to support the software; i.e. T1 Line versus DSL, hardware requirements, etc.  Medzed will also provide installation, training, and ongoing support.  Costing for support and other services Medzed provides will be dependent upon the complexity of the customers’ needs and their software and hardware requirements.

Sales Objectives:
•	To maximize market proliferation
•	To have 200 clients at the end of year two; 500 at the end of year three; 1000 at the end of year four and 2000 at the end of year five.
•	To educate the market on the benefits of EMR and PPMS.
•	To provide industry specific solutions.
•	To consistently increase the client base.
•	To keep operating costs at a minimum while exponentially increasing sales.

As a third party reseller Medzed will benefit greatly from the advertising and marketing campaigns of the software producers.  The software producers promote awareness of their products and incur the bulk of the advertising costs.

Employees

We have no full time employees at this time. All functions, including development, strategy, negotiations and clerical are currently being provided on a voluntary basis by our two officers.

 Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities.  Until such time as a transfer agent is retained, we will be responsible for all record keeping and administrative functions in connection with the shares of our common stock. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. Our principal executive offices are located at 7900 East Union Avenue Suite 1100 Denver, CO 80237. We do not pay rent for this space because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SHARE CAPITAL

Security Holders

As of February 7, 2008, there were 1,500,000 shares of common stock issued and outstanding, which were held by 1 stockholder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Overview

We have not generated any revenue since our inception. We are focused on becoming involved in the growing market for medical office business solutions and intend to market and resell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and Billing Software and related services.  Our goal is to act as a “one stop” consulting company by working with the software providers and the medical offices to provide a fully integrated solution that encompasses all aspects of managing outpatient physician’s office or clinic. We also intend to provide installation, training as well as ongoing support. This offering will provide us with an infrastructure platform to effectuate our business plan.

Plan of Operation

Over the course of the next twelve month period we plan to focus our efforts on the development of a comprehensive business and marketing plan to assist us with a successful entry into the medical office business solutions market place. Our current management and sole director have over 20 years of experience in management positions in the healthcare industry both in the United States and Canada and will be able to provide sufficient business planning experience to create and execute an effective business plan.  Over the next twelve months, we intend to commence our marketing efforts, which will be directed towards small to medium size healthcare providers, such as medical offices, clinics and ambulatory clinic space.  Initially the Company will focus on physicians’ offices within Denver, Colorado.

Liquidity and Capital Resources

As of December 31, 2007, the Company had a cash balance of $2,776. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. Daniel R. MacLean, our chief executive officer and a director of the Company, loaned the Company $5,550.  The loan bears no interest and is payable on demand, as witnessed by the promissory note dated August 6, 2007. Additionally, on November 2, 2007, the Company raised $15,000 from the sale of 1,500,000 shares of its common stock to Mr. MacLean.   There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities – Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Moore and Associates Chartered Accountants and Advisors are our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and its executive officers as of February 7, 2008.

Name	Age	Positions and Offices Held

Daniel R. MacLean	43	President and Director

Dr. David C. Loucks	37	Secretary

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Daniel R. MacLean has been our sole director and our President, Chief Executive Officer as well as our Treasurer since our inception in August 3, 2007. Mr. MacLean Mr. MacLean has 20 years of experience in management positions in the healthcare industry in both the United States and Canada.  Currently he is the president of Health Macs LLC, a health care management consulting company, located in Denver, Colorado, which contracts services to a variety of medical device distributors including sales, management, and business development.

Dr. David C. Loucks is a board certified Orthopedic Surgeon. Since January 2006, Dr. Loucks has been in private practice at Peak Orthopedics PLLC, Denver Colorado. Since June 2003, Dr. Loucks has been an active member at the Medical Center of Aurora, North and South Campus. From 1998 to 2003, Dr. Loucks was an Orthopedic Resident at the University of British Colombia in Vancouver, B.C.

Our sole director and officers do not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do believe that the following directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Audit Committee and Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the company or as mandated by public policy.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers however the company plans to implement such a code in the second quarter of 2008.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

 Summary Compensation

Since our incorporation on August 3, 2007, we have not paid any compensation to our director or officer in consideration for his services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on August 3, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our sole director and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on August 3, 2007, no compensation has been paid to our director in consideration for his services rendered in his capacity as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) our sole director and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 1,500,000 shares of our common stock outstanding as of February 7, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)
Daniel R. MacLean	1,500,000	100%

Dr. David Loucks	0	0%

All shareholders , and / or directors and / or executive officers as a group (2 person)	1,500,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On November 2, 2007, by action taken by our board of directors, we issued 1,500,000 shares of our common stock to Daniel R. MacLean, our President, Chief Executive Officer, in consideration for cash payment in the amount of $15,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Daniel R. MacLean, our Chief Executive Officer and a director, loaned the Company $5,550.  The loan bears no interest and is payable on demand, as witnessed by the promissory note dated August 6, 2007.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by David Lubin & Associates, PLLC.

EXPERTS

Our financial statements as of December 31 2007 and for the period then ended and cumulative from inception August 3, 2007, appearing in this prospectus and registration statement have been audited by Moore and Associates Chartered Accountants and Advisors, an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Nevada Revised Statutes, our directors, or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Medzed Inc. filed as part of the registration statement, and it does not contain all of the information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Medzed, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Medzed, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows through December 31, 2007, and Inception on August 3, 2007 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medzed, Inc. (A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows through December 31, 2007, and Inception on August 3, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
January 30, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

FINANCIAL STATEMENTS

MEDZED, INC.
(A Development Stage Company)
Balance Sheet

ASSETS
December 31,
2007

CURRENT ASSETS

Cash	$2,779

Total Current Assets	2,779

TOTAL ASSETS	$2,779

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$550
Related party payable	5,550

Total Current Liabilities	6,100

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: $0.0001 par value, 50,000,000 shares authorized, 1,500,000 shares issued and outstanding	150
Addiitional paid-in capital	14,850
Deficit accumulated during the development stage	(18,321)

Total Stockholders' Equity (Deficit)	(3,321)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$2,779

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.
(A Development Stage Company)
Statement of Operations

From Inception
on August 3,
2007 Through
December 31,
2007

REVENUES	$-

EXPENSES

General and administrative	18,321

Total Expenses	18,321

LOSS FROM OPERATIONS	(18,321)

OTHER EXPENSES

Interest expense	-

Total Other Expenses	-

NET LOSS	$(18,321)

BASIC LOSS PER SHARE	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING	1,500,000

The accompanying notes are an integral part of these financial statements

MEDZED, INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception, August 3, 2007	-	$-	$-	$-	$-

Common stock issued for cash at $0.01 per share	1,500,000	150	14,850	-	15,000

Net loss from inception on August 3, 2007 through December 31, 2007	-	-	-	(18,321)	(18,321)

Balance, December 31, 2007	1,500,000	$150	$14,850	$(18,321)	$(3,321)

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on August 3,
2007 Through
December 31,
2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(18,321)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities
Changes in operating assets and liabilities
Increase (decrease) in accounts payable	550

Net Cash Provided by
Operating Activities	(17,771)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	5,550
Common stock issued for cash	15,000

Net Cash Provided by
Financing Activities	20,550

NET DECREASE IN CASH	2,779

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,779

SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.
Notes to Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Business and Organization

Medzed, Inc. (The Company) was organized on August 3, 2007, under the laws of the State of Nevada to engage in any lawful activity.  In particular the Company was established for the purpose of becoming a third party reseller of Medical Officer Business Solutions. The Company intends to market and sell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software and services on behalf of the manufacturers of these products. Pursuant to Statement of Financial   Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," the Company is classified as a development stage company.

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

b.	Revenue Recognition

The Company currently has no source of revenues.  Revenue recognition policies will be determined when principal operations begin.

c.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.	Newly Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN

MEDZED, INC.
Notes to Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.	Newly Issued Accounting Pronouncements (Continued)

48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

e.	Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

MEDZED, INC.
Notes to Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.	Income Taxes (Continued)

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

December 31, 2007
Income tax expense at statutory rate	$1,155)
Common stock issued for services	-0-
Valuation allowance	(1,155)
Income tax expense per books	$-0-

Net deferred tax assets consist of the following components as of:

December 31, 2007
NOL Carryover	$6,216)
Valuation allowance	(6,216)
Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $18,321 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

e.	Basic Loss per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2007.

From Inception Through December 31, 2007
Loss (numerator)	$(18,321)
Shares (denominator)	1,500,000
Per share amount	$(0.01)

MEDZED, INC.
Notes to Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.	Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2007.

g.	Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

h.	Stock-based compensation.

As of December 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MEDZED, INC.
Notes to Financial Statements
December 31, 2007

NOTE 3 – RELATED PARTY PAYABLE

As of December 31, 2007, the Company has received a cash advance from its principal shareholder of $5,550. The advance is non interest bearing, unsecured and due upon demand.

PART II -  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$1.23

Accounting fees and expenses	$2,500

Legal fees and expenses	$15,000

Total:	$17,501.23

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles  of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, that our directors and officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof. No advertising or general solicitation was employed in offering the securities. All recipients had adequate access, through their relationships with us, to information about us.

On November 2, 2007, we sold 1,500,000 shares of our common stock to the following Daniel R. MacLean. The purchase price for such shares was equal to, $0.01 per share, amounting to $15,000.  On such date said amount was fully paid.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company*

3.2	By-Laws of the Company*

3.3	Form of Common Stock Certificate of the Company*

4.1	Demand Promissory Note dated August 6, 2007 made by the Company in favor of Daniel R. MacLean*

5.1	Opinion of David Lubin & Associates, PLLC*

23.1	Consent of Moore & Associates, Chartered Accountants and Advisors†

23.2	Consent of legal counsel (see Exhibit 5.1)*

*Previously filed
† Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1/A and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 7, 2008.

MEDZED INC.

By: /s/ Daniel R. MacLean
Name: Daniel R. MacLean
Title: President, Chief Executive Officer, Chairman, Treasurer and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. MacLean, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

February 7, 2008	/s/ Daniel R. MacLean	Daniel R. MacLean	Chairman, President, Chief Executive Officer, Treasurer and Director (Principal Executive, Financial, and Accounting Officer)

February 7, 2008	/s/ David C. Loucks	David C. Loucks	Secretary